Confidential Treatment has been
                                                Requested for Portions of this
                                                document, Deleted portions are
                                                marked with an asterisk



                                    AGREEMENT

                                 by and between

                      ENERGY RESEARCH CORPORATION (ERC)

                                       and

           MTU MOTOREN-UND TURBINEN-UNION FRIEDRICHSHAFEN GmbH (MTU)



This Agreement is made and entered into this 16th day of July, 1998 (the Effective Date) by and between ERC and MTU.

                                     WHEREAS

ERC and MTU presently are parties to the License Agreement of September 29, 1989 (the CELL LICENSE AGREEMENT), which remains in full force and effect, and

ERC has developed "Balance of Plant" ("BOP") technologies for its compact Direct Fuel Cell power plant design including 4 (four) vertical stacks in a container, and

MTU has developed BOP technologies for its compact fuel cell power plant design including 1 (one) horizontal stack(s) in a container, and

ERC and MTU both wish to obtain the mutual benefits and technological advantages of a cross-license between the Parties by sharing their respective BOP technologies, including technical efforts, designs, patents and know how developed or to be developed by each, and

ERC and MTU both wish to obtain the mutual benefits and technical advantages, of a cross-selling of BASE MODULES, and

ERC and MTU both understand and agree that the BOP technologies which are the subject matter of this BOP license are not included in the existing CELL LICENSE AGREEMENT, and

ERC warrants, represents and agrees that it has the capacity and authority to grant the BOP license hereunder and to be bound by the terms of this agreement, and

MTU warrants, represents and agrees that it has the capacity and authority to grant the BOP license hereunder and to be bound by the terms of this agreement.

                                    THEREFORE

In consideration of the mutual covenants contained herein, ERC and MTU agree as follows:

Article I - Definitions

1 . The term "BALANCE OF PLANT" or "BOP" shall mean all subsystems necessary for operation and generation of electrical power by Molten Carbonate Fuel Cells (but excluding fuel cell technology included in the CELL LICENSE AGREEMENT) in one or more stacks and including, but not limited to base modules, fuel pre-treatment, boilers, water recovery, fuel exhaust burner, inverter, control system, utility interface and start-up and stand-by equipment,

2. The term "BOP KNOW HOW" shall mean any and all information, whether or not patented or patentable, of ERC and MTU in respect of BOP which presently and/or during the life of this Agreement are or may be useful in the design, development, manufacture and/or use of the BOP and are known to, possessed or acquired by ERC and/or MTU during the life of this Agreement, subject to any third party confidentiality agreements.

3. The term "ERC BASE MODULE" shall mean 4 (four) vertical stacks in a container.

     4. The term "MTU BASE MODULE" shall mean 1 (one) horizontal stack(s) in a container, known as the "Hot Module".

Article II - BOP Cross License

1. ERC and MTU each grant to the other a non-exclusive BOP license to sell, use, make or have made, use and/or practice their respective BOP KNOW HOW (the "BOP LICENSES")

2. Sub-licenses of ERC's or MTU's BOP KNOW HOW may only be granted upon prior written approval by MTU or ERC respectively.

3. The BOP LICENSE granted herein by MTU to ERC is a non-exclusive license for end use in the territories of USA, Canada and Mexico.

4. The BOP LICENSE granted herein by ERC to MTU is a non-exclusive license for end use in the territories of Western Europe, Eastern Europe, the Middle East, South America and Africa.

5.   The  BOP   LICENSE   territories   as  defined   herein   are   subject  to
     reconsideration upon request of ERC or MTU after the initial term of this agreement.

6. The BOP LICENSES granted herein may not be assigned by either party without prior written approval of the other party.

Article III - BOP Cross Selling

1. It is understood by the Parties that the BOP LICENSES are based on and include the cross- selling of ERC's and MTU's BASE MODULES.

2. For the first 10 (ten) units (approximately 2.5 megawatt installed capacity), under the BOP LICENSE, ERC commits to purchase and MTU commits to sell its MTU BASE MODULE at a { *** } basis.

3. For the first unit (approximately 1 megawatt installed capacity) under the BOP LICENSE, MTU commits to purchase and ERC commits to sell its ERC BASE MODULE at { *** } basis.

4. Once the installed capacity defined in Article III, paragraphs 2 and 3 above has been reached or exceeded, both Parties will continue to purchase the other Party's BASE MODULE and retain the obligation to sell their BASE MODULE to the other Party provided the offers will be competitive especially regarding key parameters, including but not limited to price, terms of payment, quality, lead time and overall reliability of the supplier.

5. The Parties always intend to reach cost efficiency to the extent possible and grant each other preferential treatment as licensees. The parties will continuously inform each other regarding the parameters of competitiveness in order to reach the target of cross selling / cross purchasing.

6. In the event either party believes the other Party's base module is not as competitive as it could be with alternative sources, that Party has the obligation to notify the other Party under the notice provisions herein. Upon receiving notice, both parties will meet and try to resolve competitiveness issues within 30 (thirty) days. If there is no agreement, then an outside expert firm to be agreed upon by the Parties will review the competitive issues during the next 30 (thirty) days.

If the outside expert firm confirms that either Party is non-competitive then the other party has the right to purchase, make or have made the base module of the non-competitive Party under this license agreement unless the non-competitive Party chooses to sell their Base Module to the other Party at competitive terms and conditions (right of first refusal). If the non-competitive Party does not exercise their right of first refusal, the other Party is obligated to sell the non-competitive Party upon their request this base module at those competitive terms and conditions that could not be offered by the non-competitive Party.

If the outside expert firm confirms that either party is competitive, both Parties will continue to retain the obligation to buy/sell.

7. Both parties are obligated to provide normal and reasonable warranties on workmanship and materials and fitness for purpose, but are not obligated to provide performance warranties on the BASE MODULE; details to be fixed by mutual terms and conditions of sale.

8. Both Parties are obligated to fully divulge their cost information upon request by the other Party. Either Party, can request the other Party's outside audit firm to attest to the cost information, but must pay the audit cost thereof:

Article IV - Payments

1. ERC shall pay to MTU a royalty of { *** } U. S. Dollars { *** } for each kilowatt of Rating of any power plant which utilizes the licensed BOP made by or for ERC, used by, sold by or for ERC or leased by ERC and/or any sub-licensee to ERC

     This payment shall be adjusted by the increase in the United States Consumer Price Index (CPI) from May, 1998 to the date of each sale, based on the ratio of the CPI as of May, 1998 compared to the CPI at the month of the sale. This adjustment shall be subject to a limit of increase per year of 7%.


2. MTU shall pay to ERC a royalty of { *** } U. S. Dollars { *** } for each kilowatt of Rating of any power plant which utilizes the licensed BOP made by or for MTU, used by, sold by or for MTU or leased by MTU and/or any sub-licensee to MTU.

This payment  shall be adjusted by the  increase in the United  States  Consumer
     Price Index (CPI) from May, 1998 to the date of each sale, based on the ratio of the CPI as of May, 1998 compared to the CPI at the month of the sale. This adjustment shall be subject to a limit of increase per year of 7%.

3.   In case ERC resp. MTU does not purchase the other Party's BASE MODULE under
     Article III of this Agreement, ERC shall pay to MTU and MTU shall pay to ERC an increased royalty of { *** } U.S. Dollars { *** } for each kilowatt of Rating of any power plant which utilizes the other Party's licensed BOP.

This payment shall be adjusted according to the rules set forth in Article IV clause 1 resp. clause 2.

4. MTU is not committed to pay to ERC a royalty under this Agreement to the extent MTU is obligated to pay ERC a royalty under the existing CELL LICENSE AGREEMENT for its BASE MODULE.

Article V - BOP KNOW HOW

1. Each Party shall provide the other Party all information embodying BOP KNOW HOW during the life of this Agreement upon a time schedule and in accordance with the other Party's requirements as mutually agreed by the Parties.

2. Both Parties agree to control and treat as secret and proprietary any BOP KNOW HOW which is received from the other Party.

     Both Parties will develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to third parties of BOP KNOW HOW communicated to each other. The following shall not be considered or treated as secret and proprietary under this provision:

     2.1 BOP KNOW HOW that has been or become published or generally known to the trade or others without breach or fault of one or both of the Parties,

     2.2 BOP KNOW HOW received prior to the disclosure of the other Party legally by a Party from any third party who, to the best of that Party's knowledge, after reasonable inquiry, did not obtain same by breach of any obligation owed to the other Party, and who imposes no obligation of secrecy on the other Party with respect to such BOP KNOW HOW

3. Any rights of a Party related to its BOP KNOW HOW remain with the respective Party regardless of any contributions of the other Party to finalizing the commercial design of the compact fuel cell power plant of the respective Party.

Article VI - Records, Reports and Notices

ERC and MTU shall keep separate records of sales and use of licensed BOP KNOW HOW and shall report to the other Party on a quarterly basis.

Notices under this Agreement shall go to the respective signers of this Agreement or their successors.

Article VII - Term, Termination

1. This Agreement shall terminate at the end of 5 (five) years from the effective date of this Agreement (the "Initial Term").

2. Either Party shall have the right to extend the Initial Term or any extended term of this Agreement of an additional 5 (five) year period by giving the other Party advance written notice of extension not less than 180 (one hundred eighty) days prior to expiration of the Initial Term or any extended term of this Agreement, provided the requesting Party did not breach the Agreement in the past if such breach has not been remedied to the satisfaction of the other Party. Any extension after a term of 20 years needs mutual consent of the Parties. The Parties endeavor to reach such consent 9 months prior to expiration of the Agreement.

3. Upon termination of this Agreement, the right to use or have used (whether directly or indirectly) the other Party's BOP KNOW HOW shall cease immediately except for plants already supplied as far as necessary for the after sales service and all BOP KNOW HOW shall be held in confidence by the recipient for 15 (fifteen) years after the date of termination, unless exempt by Article V, Sections 2.1 and / or 2.2.


Article VIII - Arbitration

1. Should any dispute, controversy or claim arise between ERC and MTU in connection with, relating to or rising out of this Agreement, efforts to resolve such an issue shall be made by the respective Parties. If a resolution is not achieved, either Party may refer the issue to the executive officers of ERC and MTU, who shall endeavor to reach a mutually acceptable resolution.

2. In the event an acceptable resolution is not reached within thirty (30) days of the request to the officers made per Article VIII, Section 1., then the issue shall be submitted to arbitration of the London Court of International Arbitration applying their procedural rules then in effect. The arbitration shall take place in London and the substantive law applicable to the arbitration shall be British Law. The arbitration award shall be final and binding upon the Parties. Such award may be confirmed in any court having jurisdiction and reduced to final judgment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in a manner binding upon them by their duly authorized officers as of the date shown below.




ENERGY RESEARCH CORPORATION

By:      /s/ Jerry D. Leitman
         --------------------
Name:    Jerry D. Leitman
Title:   President and Chief Executive Officer
Date:    July 16, 1998





MTU MOTOREN-UND TURBINEN-UNION FRIEDRICHSHAFEN GmbH

By:     /s/ Herman J. Amrein                          /s/ Michael Bode
        --------------------                          ----------------

Name:   Herman J. Amrein                              Michael Bode

Title:  Senior Vice President                         Director

Date:

Exhibit I of ERC / MTU BOP License Agreement
--------------------------------------------

Part A          Western Europe
------

                Andorra
                Austria
                Belgium
                Cyprus
                Denmark
                Federal Republic of Germany
                Finland
                France
                Great Britain and Northern Ireland
                Greece
                Greenland
                Ireland
                Island
                Italy
                Liechtenstein
                Luxembourg
                Malta
                Monaco
                Netherlands
                Norway
                Portugal
                San Marino
                Spain
                Sweden
                Switzerland
                The Vatican State

Part B           Eastern Europe
------

                Albania
                Bulgaria
                Czech Republic
                Slovakia
                Hungaria
                Poland
                Romania
                All states of the former USSR including, but not limited to CIS (Commonwealth of Independent States)
                Yugoslavia
                Slovenia
                Croatia

Exhibit I of ERC / MTU BOP License Agreement
--------------------------------------------

Part C            Middle East
------

                  Bahrain
                  Iran
                  Iraq
                  Israel
                  Jordania.
                  Katar
                  Kuwait
                  Lebanon
                  Oman
                  Saudi-Arabia
                  Syria
                  Turkey
                  United Arab Emirates (UAE)
                  Yemen, Arab. Rep.
                  Yemen, Peoples Rep.

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